                                                                   EXHIBIT 10.14
                                MYLEX CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN


         The Mylex Corporation 1998 Employee Stock Purchase Plan (the "Plan") shall be established and operated in accordance with the following terms and conditions.

1.       DEFINITIONS:

         As used in the Plan the following terms shall have the meanings set forth below:

         (a) "BOARD" means the Board of Directors of the Company.

         (b) "CODE" means the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" means the committee appointed by the Board to administer the Plan, as described in Section 4 below.

         (d) "COMMON STOCK" means the Common Stock of the Company.

         (e) "COMPANY" means Mylex Corporation, a Delaware corporation.

         (f) "CONTINUOUS EMPLOYMENT" means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than sixty (60) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (g) "ELIGIBLE COMPENSATION" means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses and overtime pay. Except as otherwise determined by the Committee, "Eligible Compensation" does not include:

             (i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation;

             (ii) any automobile or relocation allowance (or reimbursement for any such expenses);

             (iii) any amounts paid as a starting bonus or finder's fee;

             (iv) any amounts realized from the exercise of qualified or non-qualified stock options;

             (v) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health care, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits or perquisites, such as cash-out of credit generated under a plan qualified under Code Section 125;

             (vi)  other similar forms of extraordinary compensation; or

             (vii) any Participant's commissions, bonus or overtime pay to the extent such Participant has elected to exclude, in a writing acceptable to the Committee, such compensation from his or her Eligible Compensation.

         (h) "ELIGIBLE EMPLOYEE" means an Employee who is eligible to participate in the Plan, as described in Section 5 below.

         (i) "EMPLOYEE" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Participating Subsidiaries.

         (j) "ENROLLMENT DATE" means December 16, 1998, for the first Offering Period under the Plan and, thereafter, the first day of each Offering Period.

         (k) "EXERCISE DATE" means the last Trading Day of each Offering Period.

         (l) "EXERCISE PRICE" means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.

         (m) "FAIR MARKET VALUE" means, with respect to a share of Common Stock as of any date, the last sale price of such Common Stock on the NASDAQ-NMS on such date, as reported in the Wall Street Journal. In the event that such price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the last sale price of a share of the Common Stock on the NASDAQ-NMS on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

         (n) "NASDAQ-NMS" means the National Association of Securities Dealers, Inc. Automated Quotation National Market System.

         (o) "OFFERING PERIOD" means the period during which an option granted pursuant to the Plan may be exercised. Except as modified in accordance with the provisions of Section 6 below, each offering period shall be approximately six
(6) months in duration. A new Offering Period shall begin on the first Trading Day on or after each June 1 and December 1 (December 16, 1998, for the first Offering Period) and ending on the last Trading Day in the period on or before November 30 or May 31.

         (p) "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company, as provided in Section 7 below.

         (q) "PARTICIPATING SUBSIDIARY" means any Subsidiary other than a Subsidiary excluded from participating in the Plan by the Committee, in its sole discretion.

         (r) "PLAN" means this Mylex Corporation 1998 Employee Stock Purchase Plan.

         (s) "SUBSIDIARY" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

         (t) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

         (u) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

2.       PURPOSE OF THE PLAN

         The purpose of the Plan is to provide present and future employees of the Company and its Participating Subsidiaries an incentive in the performance of their services by giving them an opportunity to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock and to profit from increases in the value of the Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

3.       SHARES RESERVED FOR THE PLAN

         There shall be reserved for issuance and purchase by Employees under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock, subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

4.       ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. However, the Board may elect to function as the Committee. The Committee shall consist of not less than two members of the Board who are not officers or employees of the Company or of any of its Subsidiaries. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

         (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, without limitation, employing a brokerage firm, bank or other financial institution to assist in the purchase of shares hereunder, delivery of reports or other administrative aspects of the Plan.

5.       ELIGIBILITY TO PARTICIPATE IN THE PLAN

         Subject to the provisions of the Plan and any limitations imposed by any future amendments to Section 423(b) of the Code (or successor provisions), any person who, as of an Enrollment Date, is an Employee of the Company or a Participating Subsidiary (after it becomes a Participating Subsidiary) shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

6.       OFFERING PERIODS

         Shares shall be available for purchase under the Plan during consecutive Offering Periods, with the first Offering Period commencing on December 16, 1998, and, thereafter, with a new Offering Period commencing on each June 1 and December 1 during the term of the Plan, or as otherwise determined by the Committee. The Committee shall have the power to change the duration of the Offering Periods, after the first Offering Period, from time to time, without shareholder approval if such change is announced to all Eligible Employees at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be so affected.

7.       ELECTION TO PARTICIPATE IN THE PLAN

         (a) Each Eligible Employee may elect to participate in the Plan with respect to an Offering Period by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form with respect to a given Offering Period is set by the Committee.

         (b) All Participant purchases pursuant to the Plan shall be made only by the proceeds of payroll deductions. Payroll deductions for a Participant shall commence on the first payroll date following his or her Enrollment Date and shall end on the last payroll date in the applicable Offering Period, unless sooner terminated by the Participant as provided in Section 12 below.

         (c) Unless an Eligible Employee elects otherwise prior to the Enrollment Date for any Offering Period by submitting to the Company a form provided by the Company for such purpose, such Eligible Employee, if he or she is participating in the immediately preceding Offering Period (the "Prior Offering Period") as of such Enrollment Date, shall be deemed to have (i) elected to participate in such Offering Period, and (ii) authorized the same payroll deduction for such Offering Period as was in effect for such Eligible Employee, as of such Enrollment Date, for the Prior Offering Period.

         (d) The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period as of the last day of any Offering Period (a "Termination Date") and, upon the occurrence of such a termination, such Participant shall be automatically enrolled, as described below, in the new Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Enrollment Date for such new Offering Period is lower than the Exercise Price determined as of the Enrollment Date of the Offering Period for which the Participants' participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan to have (i) elected to participate in such new Offering Period, and (ii) authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.

8.       PAYROLL DEDUCTIONS

         (a) At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on such payroll date. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

         (b) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         (c) A Participant may discontinue participation in the Plan as provided in Section 12 below. A Participant may at any time, but no more than once, during an Offering Period reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. A Participant may suspend his or her payroll deductions in any Offering Period and may recommence payroll deductions, effective the first date of any subsequent Offering Period, by completing and filing with the Company such change notice. Any such increase or reduction in the rate of a Participant's payroll deductions and any such suspension shall be effective as of first pay period ending at least ten (10) days after the Participant files the change notice with the Company.

9.       GRANT OF OPTIONS

         (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date of each Offering Period (at the Exercise Price as of such Exercise Date determined as provided in Section 10 below) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated during the Offering Period ending on such Exercise Date by the Exercise Price (as determined in accordance with Section 10 below); provided that the number of shares subject to the option for each Offering Period shall not exceed 1,250 (subject to the adjustment as provided in Section 15 below).

         (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries, including, without limitation, this Plan, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

10.      EXERCISE PRICE

         The Exercise Price of each of the shares in each Offering Period shall be the lower of (a) 85% of the Fair Market Value of a share of the Common Stock on the applicable Enrollment Date, or (b) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

11.      EXERCISE OF OPTIONS

         Unless a Participant withdraws from the Plan as provided in Section 12 below, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares of Common Stock subject to such option will be purchased for the Participant, at the applicable Exercise Price, with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be returned to the Participant within fifteen (15) days after such Exercise Date.

12.      WITHDRAWAL AND TERMINATION OF EMPLOYMENT

         (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company on a form provided by the Company for such purpose. Upon the receipt of such notice of withdrawal from a Participant, all of such Participant's payroll deductions credited to such Participant's account will be paid to him or her within fifteen (15) days after receipt of such notice of withdrawal, such Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares by such Participant will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless a new enrollment agreement is delivered to the Company in accordance with Section 7(a) above and, in any event, may not resume during the Offering Period in which such withdrawal occurs.

         (b) Upon termination of a Participant's employment with the Company and/or its Participating Subsidiaries for any reason, including, without limitation, retirement or death, prior to the Exercise Date of an Offering Period, the payroll deductions credited to such Participant's account will be returned to such Participant or, in the case of death, to such Participant's estate, within fifteen (15) days after the date of such termination, and such Participant's options to purchase shares under the Plan will be automatically terminated as of such date.

         (c) In the event an Employee fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period in which such Employee is a Participant, such Employee will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to such Employee's account will be returned to the Employee within thirty (30) days after the last day of the week in which such Employee failed to work at least twenty (20) hours, and the Employee's options to purchase shares under the Plan will be terminated as of such date.

         (d) A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in any succeeding Offering Period or in any other stock purchase or other benefit plan adopted by the Company.

13.      TRANSFERABILITY

         Options to purchase Common Stock granted under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

14.      REPORTS

         Individual accounts will be maintained for each Participant in the Plan. Statements of account, as of each Exercise Date, will be given to participating Employees semi-annually within thirty (30) days after such Exercise Date. Each statement will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, as of the applicable Exercise Date.

15.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued to any Participant upon exercise of options granted under the Plan. No fractional share of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

         (b) In the event of the sale, merger, dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets, any then current Offering Period will terminate immediately prior to the date on which such proposed action is to be consummated, unless otherwise determined by the Committee. Upon any such termination, unless otherwise determined by the Committee, all options to purchase shares will be exercised automatically, on such date (which shall thus be deemed to constitute an Exercise Date), to purchase the maximum number of full shares that may be purchased at the applicable Exercise Price with each Participant's accumulated payroll deductions.

16.      AMENDMENT OF THE PLAN

         (a) The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans provided in Section 423 of the Code or any successor thereto, including, without limitation, as result of the failure to obtain shareholder approval of such amendment, if required. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

         (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion to be advisable and which are consistent with the Plan.

         (c) In the event the Board determines that the ongoing operation of the Plan may result in an unfavorable financial accounting consequence, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence, including, but not limited to:

                  (1) altering the Purchase Price for any Offering Period, including, without limitation, an Offering Period underway at the time of the change in Purchase Price;

                  (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and

                  (3) allocating less than all of the shares of Common Stock purchased during an Offering Period among the Participants in such Offering Period.

                  Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

17.      TERMINATION OF THE PLAN

         The Plan and all rights of Participants hereunder shall terminate on the earlier of:

         (a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

         (b) November 30, 2008, unless sooner terminated by the Board at any time in its discretion.

         In the event that the Plan terminates under circumstances described in
Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants pro rata, based on the number of shares that each of the Participants is entitled to purchase as of such termination.

18.      NOTICES

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, and by the person, designated by the Company for the receipt thereof. All notices or other communications by the Company to a Participant under or in connection with the Plan shall be deemed to have been duly given when delivered personally to such Participant or two (2) business days after deposit in the U.S. mail, addressed to such Participant at the last address for such Participant provided in writing to the Company.

19.      SHAREHOLDER APPROVAL

         Continuance of the Plan shall be subject to approval by the Company within twelve (12) months before or after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, at such meeting and entitled to vote thereon.

20.      CONDITIONS UPON ISSUANCE OF SHARES

         (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the option be in effect with respect to the shares issuable under exercise of the option, or (ii) in the opinion of counsel to the Company, the shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such act. As a condition to the exercise of an option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representations and warranties with respect thereto as may be requested by the Company.

         (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

21.      EXPENSES OF THE PLAN

         All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company. Any brokerage fees for the purchase or sale of shares by a Participant shall be borne by the Participant.

22.      NO EMPLOYMENT RIGHTS

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan except pursuant to the terms of the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

23.      EFFECT OF THE PLAN

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

24.      APPLICABLE LAW

         The laws of the State of California shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.